UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2017

Eagle Bancorp Montana, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-34682 (Commission File Number)	27-1449820 (IRS Employer Identification No.)
1400 Prospect Ave. Helena, MT 59601 (Address of principal executive offices)(Zip Code)
Registrant’s telephone number, including area code: (406) 442-3080

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01         Entry into a Material Definitive Agreement

On October 11, 2017, Eagle Bancorp Montana, Inc. (the “Company”) and its wholly owned subsidiary, Opportunity Bank of Montana, entered into an underwriting agreement (the “Underwriting Agreement”) with D.A. Davidson & Co., as representative of the underwriters named therein (the “Underwriters”), to issue and sell 1,050,000 shares (the “Firm Shares”) of common stock, par value $0.01 per share (the “Common Stock”), at a public offering price of $18.25 per Share (the “Offering Price”) in an underwritten public offering (the “Offering”). As part of the Offering, the Company granted the Underwriters a 30-day option to purchase up to an additional 139,041 Shares (the “Option Shares” and, together with the Firm Shares, the “Shares”). The underwriters have exercised in full the option with respect to the Option Shares. The underwriting discounts and commissions were $1.095 per share. The net proceeds to the Company, after underwriting discounts and other expenses of the offering, will be approximately $20.1 million. The Offering closed on October 13, 2017.

The Underwriting Agreement contains customary representations, warranties and covenants among the parties as of the date of entering into such Underwriting Agreement. These representations, warranties and covenants are not representations, warranties or covenants of factual information to investors about the Company or its subsidiaries. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

Pursuant to the Underwriting Agreement, the Company, directors and executive officers of the Company entered into agreements providing for a 90-day “lock-up” period with respect to sales of specified securities, subject to certain exceptions.

The Shares were registered under the Securities Act of 1933, as amended, pursuant to the Company’s shelf registration statement on Form S-3 (Registration Statement No. 333-216983) which became effective on April 28, 2017 (the “Registration Statement”). The offer and sale of the Shares are described in the Company’s prospectus, constituting a part of the Registration Statement, as supplemented by a final prospectus supplement dated October 11, 2017. A copy of the opinion of Nixon Peabody LLP, relating to the validity of the issuance and sale of the Shares in the Offering is attached as Exhibit 5.1 hereto.

Item 8.01         Other Events

On October 11, 2017, the Company issued a press release announcing that it had priced the Offering of 1,050,000 shares of its Common Stock at a price of $18.25, a copy of which is attached as Exhibit 99.1 hereto and is incorporated by reference herein. On October 13, 2017, the Company issued a press release announcing that it had closed the Offering of 1,189,041 shares of its Common Stock, a copy of which is attached as Exhibit 99.2 hereto and is incorporated by reference herein.

Item 9.01         Financial Statements and Exhibits

(d) The following exhibits are filed as part of this report:

Exhibit No.	Description

1.1	Underwriting Agreement, dated October 11, 2017, by and among the Company, Opportunity Bank of Montana and D.A. Davidson & Co., as representative of the several underwriters named therein

5.1	Opinion of Nixon Peabody LLP

23.1	Consent of Nixon Peabody LLP (contained in Exhibit 5.1)

99.1	Press release dated October 11, 2017, issued by Eagle Bancorp Montana, Inc.

99.2	Press release dated October 13, 2017, issued by Eagle Bancorp Montana, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BANCORP MONTANA, INC.

Date: October 13, 2017	By:	/s/ Peter J. Johnson
Peter J. Johnson
President and Chief Executive Officer

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